UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2010.
ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

(Exact name of registrant as specified in its charter)
NEVADA

(State or other jurisdiction of incorporation)

000-51787	98-0522960
(Commission File Number)	(IRS Employer Identification No.)

E-4, Floor 3, Haijin Square, Taizi Road, Nanshan District, Shenzhen	518067

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (86) 755 2823-1993
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 3.03 Material Modification of Rights of Security Holders
On October 18, 2010, Asia Electrical Power International Group Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada, effectuating a one-for-500 reverse stock split. Fractional shares of those stockholders who owned fewer than 500 pre-split shares of common stock will be redeemed for cash consideration of $0.068 per pre-split share. The reverse stock split was previously approved by the stockholders owning a majority of the shares of the common stock of the Company.
Prior to the filing of the Amendment, there were 51,959,693 shares of common stock (pre-split) issued and outstanding owned by approximately 334 stockholders of record. Following the filing of the Amendment, which was effective upon filing, there were approximately 103,850 shares of common stock issued and outstanding owned by approximately 26 stockholders of record as of the close of business on October 18, 2010.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of Asia Electrical Power International Group Inc., effective as of October 18, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
Date: October 20, 2010	By:	/s/ Yulong Guo
Yulong Guo
President and CEO